As filed with the Securities and Exchange Commission on February 27, 2006
Registration No. ___-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

SODEXHO ALLIANCE, SA
(Exact name of Registrant as specified in its charter)
REPUBLIC OF
FRANCE		Not applicable
(State or Other Jurisdiction of		(I.R.S. Employer
Incorporation or Organization)		Identification No.)
3, avenue Newton
78180 Montigny-le-Bretonneux
FRANCE
011-33-1-30-85-75-00
(Address of principal executive offices)

Sodexho Alliance January 2006 Stock Option Plan A 1
Sodexho Alliance January 2006 Stock Option Plan A 2
Sodexho Alliance June 16, 2005 Stock Option Plan B
Sodexho Alliance September 13, 2005 Stock Option Plan B
Sodexho Alliance January 10, 2006 Stock Option Plan B
Sodexho Alliance January 10, 2006 Stock Option Plan C
Sodexho, Inc. Employee Stock Purchase Plan
(Full Title of the Plan)

Robert A. Stern, Esq.
Senior Vice President and General Counsel
Sodexho, Inc.
9801 Washingtonian Boulevard
Gaithersburg, Maryland 20878
301-987-4000
(Telephone Number, Including Area Code, of Agent For Service)
With copies to:
Jean McLoughlin, Esq.		Siân Herbert-Jones
Davis Polk & Wardwell		Chief Financial Officer
450 Lexington Avenue		Sodexho Alliance, SA
New York, NY 10017		3, avenue Newton
212-450-4000		78180 Montigny-le-Bretonneux
FRANCE
011-33-1-30-85-75-00
CALCULATION OF REGISTRATION FEE
Title of each class of Securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, par value Euro 4 each, of Sodexho Alliance, SA(1) Ordinary Shares, par value Euro 4 each, of Sodexho Alliance, SA(2) TOTALS:	997,452(3) 1,800,000(3) 2,797,452	$41.23(4) $42.98(5)	$41,124,946(4) $77,364,000(5) $118,488,946	$12,678.32

(1)	The ordinary shares being registered hereby with respect to the Sodexho Alliance January 2006 Stock Option Plan A 1, Sodexho Alliance January 2006 Stock Option Plan A 2, Sodexho Alliance June 16, 2005 Stock Option Plan B, Sodexho Alliance September 13, 2005 Stock Option Plan B, Sodexho Alliance January 10, 2006 Stock Option Plan B and Sodexho Alliance January 10, 2006 Stock Option Plan C (collectively, the “Sodexho Alliance Option Plans”) may be represented, in certain cases, by the Registrant’s American Depositary Shares, evidenced by American Depositary Receipts. This represents ordinary shares reserved for issuance or which may be purchased pursuant to the options granted to U.S. employees under the Sodexho Alliance Option Plans.

(2)	The ordinary shares being registered hereby with respect to the Sodexho, Inc. Employee Stock Purchase Plan (the “ESPP”) may be represented, in certain cases (at the discretion of the Registrant), by the Registrant’s American Depositary Shares, evidenced by American Depositary Receipts. This represents ordinary shares reserved for issuance or which may be purchased by U.S. employees under the ESPP.

(3)	Plus an additional indeterminate number of shares as may be issuable pursuant to the anti-dilution provisions of the Sodexho Alliance Option Plans and the ESPP (collectively, the “Sodexho Alliance Plans”).

(4)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”) solely for the purpose of calculating the registration fee of options granted and outstanding under the Sodexho Alliance Option Plans, based on a weighted average exercise price of $41.23 (Euro 34.63), which has been computed using the dollar/euro Federal Reserve Bank of New York Noon Buying Rate of U.S. $1.1905 per Euro 1.00 on February 22, 2006.

(5)	Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee with respect to shares to be purchased under the ESPP, based on the average of the high and low sales price of an ordinary share on the Euronext Paris First Market on February 22, 2006 of $42.98 (Euro 36.10), which has been computed using the dollar/euro Federal Reserve Bank of New York Noon Buying Rate of U.S. $1.1905 per Euro 1.00 on February 22, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to participants in the Sodexho Alliance Plans as specified under Rule 428(b)(i) under the Securities Act. Such documents are not required to be, and are not being, filed by Sodexho Alliance, SA (“Sodexho Alliance” or “Registrant”) with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents previously filed by Sodexho Alliance with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

     (a) The annual report on Form 20-F of Sodexho Alliance for the fiscal year ended August 31, 2005.

     (b) All reports filed by Sodexho Alliance pursuant to Section 13(a) or 15(d) of the Exchange Act since August 31, 2005, the end of the fiscal year covered by Sodexho Alliance’s Form 20-F referred to in (a).

     (c) The description of Sodexho Alliance’s ordinary shares, par value Euro 4 each, and American Depositary Receipts evidencing American Depositary Shares, each American Depositary Share representing one ordinary share of Sodexho Alliance, contained in Item (10) of Sodexho Alliance’s Form 20-F referred to in (a).

     In addition, all documents filed by Sodexho Alliance with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of the filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Paul, Hastings, Janofsky & Walker (Europe) LLP (Aline Poncelet) is opining on the legality of the shares being registered (see Exhibit 5 hereto) and is regularly employed by Sodexho Alliance as its outside counsel.

Item 6. Indemnification of Directors and Officers.

     Sodexho Alliance has provided for the indemnification of its directors and officers with respect to general civil liability which they may incur with their activity on behalf of Sodexho Alliance.

     Sodexho Alliance maintains insurance, at its own expense, to protect itself and any director, officer, employee or agent of Sodexho Alliance or of any other entity affiliated with Sodexho Alliance against any civil liability, loss or expense, other than liability arising out of willful misconduct.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit Number

4(a)	Sodexho Alliance Restated Corporate Statuts (English Translation) (incorporated by reference to Exhibit 1 to the registration statement on Form 20-F filed by Sodexho Alliance on March 19, 2002, under the Exchange Act; see File No. 1-31274).

4(b)	Form of Deposit Agreement among Sodexho Alliance, The Bank of New York, as depositary, and the Owners and Holders of American Depositary Receipts (incorporated by reference to Exhibit A filed pursuant to Item 3 to the Form F-6 filed by Sodexho Alliance on March 21, 2002 under the Exchange Act; see File No. 333-84970).

5	Opinion of Paul, Hastings, Janofsky & Walker (Europe) LLP (Aline Poncelet).

23.1	Consent of Counsel (Included in Exhibit 5).

23.2	Consent of PricewaterhouseCoopers Audit.

24	Powers of Attorney.

99.1	Sodexho Alliance January 2006 Stock Option Plan A 1.

99.2	Sodexho Alliance January 2006 Stock Option Plan A 2.

99.3	Sodexho Alliance June 16, 2005 Stock Option Plan B.

99.4	Sodexho Alliance September 13, 2005 Stock Option Plan B.

99.5	Sodexho Alliance January 10, 2006 Stock Option Plan B.

99.6	Sodexho Alliance January 10, 2006 Stock Option Plan C.

99.7	Sodexho, Inc. Employee Stock Purchase Plan.

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act to any purchaser:

     (i) If the Registrant is relying on Rule 430B:

      (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

      (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

     (ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

     The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Sodexho Alliance, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, France, on this 27 day of February, 2006.

Sodexho Alliance, SA

By:	/s/ Siân Herbert-Jones

	Name:	Siân Herbert-Jones
	Title:	Chief Financial Officer

Signature	Title	Date

*	Chairman	February 27, 2006

Pierre Bellon

*	Vice Chairman	February 27, 2006

Rémi Baudin

Member of the Board

Astrid Bellon

*	Member of the Board	February 27, 2006

Bernard Bellon

Member of the Board

François-Xavier Bellon

*	Member of the Board	February 27, 2006

Sophie Clamens

*	Member of the Board	February 27, 2006

Paul Jeanbart

Member of the Board

Charles Milhaud

*	Member of the Board	February 27, 2006

François Périgot

*	Member of the Board	February 27, 2006

Nathalie Szabo

Member of the Board

Patricia Bellinger

Signature	Title	Date

*	Member of the Board	February 27, 2006

Robert Baconnier

Member of the Board

Peter Thompson

*	Member of the Board	February 27, 2006

H.J. Mark Tompkins

/s/ Siân Herbert-Jones	Chief Financial Officer	February 27, 2006

Siân Herbert-Jones

/s/ Michel Landel	Chief Executive Officer	February 27, 2006

Michel Landel

*By:	/s/ Siân Herbert-Jones

Siân Herbert-Jones Attorney-in-fact

AUTHORIZED REPRESENTATIVE

/s/ Robert A. Stern

Robert A. Stern, as the duly authorized
representative of Sodexho Alliance in the
United States

Date: February 27, 2006

EXHIBIT INDEX

Exhibit Number

4(a)	Sodexho Alliance Restated Corporate Statuts (English Translation) (incorporated by reference to Exhibit 1 to the registration statement on Form 20-F filed by Sodexho Alliance on March 19, 2002, under the Exchange Act; see File No. 1-31274).

4(b)	Form of Deposit Agreement among Sodexho Alliance, The Bank of New York, as depositary, and the Owners and Holders of American Depositary Receipts (incorporated by reference to Exhibit A filed pursuant to Item 3 to the Form F-6 filed by Sodexho Alliance on March 21, 2002 under the Exchange Act; see File No. 333-84970).

5	Opinion of Paul, Hastings, Janofsky & Walker (Europe) LLP (Aline Poncelet).

23.1	Consent of Counsel (Included in Exhibit 5).

23.2	Consent of PricewaterhouseCoopers Audit.

24	Powers of Attorney.

99.1	Sodexho Alliance January 2006 Stock Option Plan A 1.

99.2	Sodexho Alliance January 2006 Stock Option Plan A 2.

99.3	Sodexho Alliance June 16, 2005 Stock Option Plan B.

99.4	Sodexho Alliance September 13, 2005 Stock Option Plan B.

99.5	Sodexho Alliance January 10, 2006 Stock Option Plan B.

99.6	Sodexho Alliance January 10, 2006 Stock Option Plan C.

99.7	Sodexho, Inc. Employee Stock Purchase Plan.